                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)        February 2, 1996
                                                -------------------------------


                             Southwest Banks, Inc.
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             (Exact name of registrant as specified in its charter)


          Florida                         0-18505              65-0083473
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(State or other jurisdiction      (Commission File Number)   (IRS Employer
of incorporation)                                            Identification No.)


900 Goodlette Road, Naples, Florida                                      33940
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(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code          (941)435-7600
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                               Not applicable
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        (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         On February 2, 1996, Southwest Banks, Inc. (the "Company") signed a definitive Agreement and Plan of Merger which provides for the acquisition of the Company by F.N.B. Corporation, a Pennsylvania corporation ("FNB") through the merger of a wholly-owned subsidiary of FNB with and into the Company. The Board of Directors of both FNB and the Company approved the Merger Agreement and the transactions contemplated thereby at their respective meetings held on February 2, 1996. Under the terms of the Merger Agreement, at the effective time of the merger, each outstanding share of the Company's Common Stock will be converted into the right to receive 0.78 of a share (the "Exchange Ratio") of FNB common stock.

         The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

         The Merger Agreement contemplates that each stock option, warrant or other right to purchase shares of the Company's Common Stock under the Company's stock option and other stock plans or agreements (each a "Plan"), will be converted into and become a right to purchase shares of FNB Common Stock in accordance with the terms of the Plan and the option, warrant or other right agreement by which it is evidenced, except that from and after the Effective Time (i) the number of shares of FNB Common Stock subject to each Company option, warrant or right shall be equal to the number of shares of the Company's Common Stock subject to such option, warrant or right immediately prior to the Effective Time multiplied by the Exchange Ratio, and (ii) the per share exercise price of FNB Common Stock purchasable thereunder or upon which the amount of a cash payment is determined shall be that specified in the option, warrant or right divided by the Exchange Ratio.

         Each holder of the Company's Common Stock or of an option, warrant or right to purchase the Company's Common Stock who would otherwise be entitled to receive a fractional share of FNB Common Stock (after taking into account all of a shareholder's certificates) will receive, in lieu thereof, the equivalent cash value of such fractional share, without interest.

         Consummation of the Merger is subject to various conditions, including: (i) receipt of approval by the shareholders of the Company of the Merger Agreement and the Merger, as required to be approved under Florida law;
(ii) receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System and the Department of Banking and Finance of the State of Florida; (iii) receipt of opinion of counsel as to the tax-free nature of certain aspects of the Merger; (iv) receipt of a letter from Ernst & Young, LLP, FNB's independent public accountants relating to the pooling of interests accounting treatment of the Merger; (v) the Company's cumulative earnings (subject to certain adjustments) since December 31, 1995 through the close of the most recent calendar quarter must be greater than or equal to the amount equal to $500,000 multiplied by the number of calendar quarters which have passed since December 31, 1995; and (vi) satisfaction of certain other conditions. If the price of FNB Common Stock falls below $19 at any time during the ten day period commencing two days after the Board of Governors of the Federal Reserve System approves the merger, the Company may, under certain circumstances, give notice of termination of the Agreement, unless FNB determines, in its discretion, to increase the Exchange





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Ratio pursuant to an adjustment formula specified in the Merger Agreement and the Company permits such a revision of the Exchange Ratio.

         The Merger Agreement and the Merger will be submitted for approval at a meeting of the shareholders of the Company. Prior to such meeting, FNB will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the FNB Common Stock to be issued in exchange for the outstanding shares of the Company's Common Stock in the Merger.

         The preceding description of the Merger Agreement is qualified in its entirety by reference to the copy of the Merger Agreement included as an Exhibit to this Current Report on Form 8-K dated February 2, 1996 and filed on February 9, 1996 (the "Current Report") and which is incorporated by reference.

         Immediately after executing the Merger Agreement, the Company and FNB entered into a Stock Option Agreement, dated February 2, 1996 (the "Stock Option Agreement"), pursuant to which the Company granted to FNB an option to purchase, under certain circumstances and subject to certain adjustments, up to 727,163 shares of the Company's Common Stock at a price, subject to certain adjustments, of $15 per share (the "FNB Option"). The FNB Option, if exercised, would equal, before giving effect to the exercise of the FNB Option, 19.9% of the total number of shares of the Company's Common Stock outstanding as of its date of exercise. The FNB Option was granted by the Company as a condition and inducement to FNB's willingness to enter into the Merger Agreement. Under certain circumstances, the Company may be required to repurchase the FNB Option or the shares acquired pursuant to the exercise of the FNB Option.

         The preceding description of the Stock Option Agreement is qualified in its entirety by reference to the copy of the Stock Option Agreement included as an Exhibit to this Current Report and which is incorporated by reference.

         The Merger is expected to be consummated in December 1996 or January 1997.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits:

         *2.1 Agreement and Plan of Merger, dated as of February 2, 1996, by and among F.N.B. Corporation, Lambda Corporation and Southwest Banks, Inc.

         4.1 Stock Option Agreement, dated February 2, 1996 between Southwest Banks, Inc., as issuer and F.N.B. Corporation, as grantee.

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* Certain Schedules related to the Agreement and Plan of Merger are omitted from this filing. Southwest Banks, Inc. agrees to supplementally furnish to the Commission upon request a copy of any omitted schedule. The omitted schedules relate to the following sections of the Agreement and





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Plan of Merger: Section 3.5 - Conversion of Stock Options; Section 5.2 -
Authority; No Breach by Agreement; Section 5.4 - SWB Subsidiaries; Section 5.6
- Absence of Certain Changes or Events; Section 5.7 - Tax Matters; Section 5.8
- Assets; Section 5.9 - Environmental Matters; Section 5.12 - Employee Benefit Plans; Section 5.13 - Material Contracts; Section 5.14 - Legal Proceedings;
Section 5.20 - Derivative Contracts; Section 7.2 - Negative Covenants of SWB;
Section 8.12 - Agreement of Affiliates; Section 8.13 - Employee Benefits and Contracts; and Section 9.1 - Consents and Approvals.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SOUTHWEST BANKS, INC.



Dated:  February 7, 1996             By:/s/ Gary L. Tice
                                        --------------------------------------
                                        Gary L. Tice, Chairman of the Board,
                                        President and Chief Executive
                                        Officer



Dated:  February 7, 1996             By:/s/ Lewis S. Albert
                                        --------------------------------------
                                        Lewis S. Albert
                                        Chief Financial Officer

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                                 EXHIBIT INDEX


                 Exhibit                                                                                          Sequential
                 Number                                      Description of Exhibit                                 Page No.
                 ------                                      ----------------------                               -----------
                 2.1                   Agreement and Plan of Merger, dated as of February 2, 1996, by and among F.N.B. Corporation, Lambda Corporation and Southwest Banks,
                                       Inc.

                 4.1                   Stock Option Agreement, dated February 2, 1996 between Southwest
                                       Banks, Inc., as issuer and F.N.B. Corporation, as grantee.
